Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), William M. Greenman, the Chief Executive Officer of Cerus Corporation (the “Company”) and Kevin D. Green, the Chief Accounting Officer of the Company, hereby certify that, to the best of their knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Exchange Act, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 5th day of August, 2011.

/s/ William M. Greenman
William M. Greenman
Chief Executive Officer (Principal Executive Officer)

/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Accounting Officer (Principal Financial Officer)